SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 16, 1999

                                CDBEAT.COM, INC.
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
           ----------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        333-70663                                       06-1529524
 (Commission File Number)                  (I.R.S. Employer Identification No.)

         29 West 57th Street, 9th Floor, New York, New York       10019
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (212) 583-0300

      Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. The Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 1999 by CDBeat.com, Inc., is hereby amended to include the following financial statements and pro forma financial information, which were previously omitted from such Current Report on Form 8-K.

(a) Financial Statements of Business Acquired. The following financial statements for Cakewalk LLC are submitted herewith:

                                                            Page of Form 8-K/A-1

Independent Auditors Report                                                2

Consolidated Balance Sheets as of
December 31, 1998 and 1997                                                 3

Consolidated Statements of Operations for the
years ended December 31, 1998 and 1997                                     4

Consolidated Statement of Changes in Members'
Equity for the years ended December 31, 1998 and 1997                      5

Consolidated Statements of Cash Flows for the
years ended December 31, 1998 and 1997                                     6

Notes to Consolidated Financial Statements                                 7

Unaudited Consolidated Balance Sheet as of
September 30, 1999                                                        13

Unaudited Consolidated Statement of Operations for the
nine months ended September 30, 1998 and 1997                             14

Unaudited Consolidated Statement of Changes in Members' Equity
for the nine months ended September 30, 1998                              15

Unaudited Consolidated Statement of Changes in Members' Equity
for the nine months ended September 30, 1999                              16

Unaudited Consolidated Statement of Cash Flows for the nine
months ended September 31, 1999 and 1998                                  17

Notes to Unaudited Consolidated Financial Statements                      18

                               ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cakewalk LLC:

We have audited the accompanying consolidated balance sheets of Cakewalk LLC and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cakewalk LLC and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP

New York, New York
November 16, 1999

                          CAKEWALK LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                      ASSETS                            1998           1997
                                                     -----------    -----------

CURRENT ASSETS:
   Cash and cash equivalents                         $     8,901    $    74,410
   Accounts receivable, net                            1,466,735         11,136
   Other receivables                                       7,580         17,490
   Inventory                                           1,047,445        260,710
   Royalty advances                                      111,543        138,229
   Prepaid expenses and other current assets               7,262         27,044
                                                     -----------    -----------
           Total current assets                        2,649,466        529,019
                                                     -----------    -----------

PROPERTY AND EQUIPMENT:
   Furniture and fixtures, net                            10,119         11,426
   Equipment, net                                         34,663         30,686
                                                     -----------    -----------
           Total property and equipment, net              44,782         42,112
                                                     -----------    -----------

OTHER ASSETS
   Product masters and copyrights, net of
     accumulated amortization of
     $1,496,956 in 1998 and $480,356
     in 1997 (Note 5)                                  4,724,500      4,222,502
   Loan acquisition costs and other intangible
     assets, net of accumulated amortization of
     $87,094 in 1998 and zero in 1997                    319,508         39,000
                                                     -----------    -----------
            Total other assets                         5,044,008      4,261,502
                                                     -----------    -----------
            Total assets                             $ 7,738,256    $ 4,832,633
                                                     ===========    ===========

             LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and other current liabilities    $ 1,368,955    $   491,988
   Copyrights and artists' royalties payable             490,048        133,474
   Licensing advances - current                          354,231        177,750
   Revolving credit                                      677,000             --
   Current portion of long-term debt                          --        192,000
   Shareholder loans                                          --        512,895
                                                     -----------    -----------
            Total current liabilities                  2,890,234      1,508,107

LONG-TERM DEBT - NONCURRENT                            3,000,000      2,543,600
LICENSING ADVANCES-- NONCURRENT                          375,297        270,453

SUBORDINATED DEBT:
   Notes payable to shareholders                         517,418             --
Less- Unamortized discount based on imputed
  interest rate of 15%                                    59,560             --
                                                     -----------    -----------
           Notes payable less unamortized discount       457,858             --
                                                     -----------    -----------

COMMITMENTS (Note 4)

MEMBERS' EQUITY:
   Class A Units                                       2,609,678      2,602,000
   Class B Units                                       2,208,853             --
   Discount on subordinated debt                          67,925             --
   Accumulated deficit                                (3,871,589)    (2,091,527)
                                                     -----------    -----------
           Total members' equity                       1,014,867        510,473
                                                     -----------    -----------
             Total liabilities and members' equity   $ 7,738,256    $ 4,832,633
                                                     ===========    ===========

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                          CAKEWALK LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                       1998             1997
                                                   -----------      -----------
NET SALES                                          $ 4,183,676      $ 1,198,742

COST OF SALES                                        1,806,889          845,982
                                                   -----------      -----------
            Gross profit                             2,376,787          352,760
                                                   -----------      -----------

SELLING EXPENSES                                       889,330               --

GENERAL AND ADMINISTRATIVE EXPENSES                  1,751,185        1,138,208

DEPRECIATION AND AMORTIZATION                        1,103,372          450,687
                                                   -----------      -----------
                                                     3,743,887        1,588,895
                                                   -----------      -----------
            (Loss) Income from operations           (1,367,100)       1,236,135

INTEREST EXPENSE, NET                                  412,962          254,637
                                                   -----------      -----------
            Net loss                               $(1,780,062)     $(1,490,772)
                                                   ===========      ===========

                 The accompanying notes are an integral part of
                         these consolidated statements.

                        CAKEWALK LLC AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                               Members'                                Discount on                      Total
                                             Contributed     Class A        Class B    Subordinated   Accmulated       Members'
                                               Capital         Units         Units         Debt           Debt         Deficit
                                             -----------    -----------    ----------     -------     -----------    -----------

BALANCE, December 31, 1996                   $ 1,851,000    $        --    $       --     $    --     $  (600,755)   $ 1,250,245
Capital contributions                            751,000             --            --          --              --        751,000
Net loss                                              --             --            --          --      (1,490,772)    (1,490,772)
                                             -----------    -----------    ----------     -------     -----------    -----------

BALANCE, December 31, 1997                     2,602,000             --            --          --      (2,091,527)       510,473
Conversion of shareholders' loan to
  capital contribution                            52,898             --            --          --              --         52,898
Conversion of members' contributed
  capital to Class A Units                    (2,654,898)     2,654,898            --          --              --             --
Issuance of Class A Units in
  acquisition of affiliate entities                   --        325,000            --          --              --        325,000
Issuance of Class A Units in repayment
  of loan due to shareholder                          --        100,000            --          --              --        100,000
Issuance of Class B Units, net of
  issuance costs -                                    --             --     2,208,853          --              --      2,208,853
Redemption of Class A Units                           --       (470,220)           --          --              --       (470,220)

Discount on subordinated debt based
  on imputed interest rate of 15%                     --             --            --      67,925              --         67,925
Net loss                                              --             --            --          --      (1,780,062)    (1,780,062)
                                             -----------    -----------    ----------     -------     -----------    -----------
BALANCE, December 31, 1998                   $        --    $ 2,609,678    $2,208,853     $67,925     $(3,871,589)   $ 1,014,867
                                             ===========    ===========    ==========     =======     ===========    ===========

The accompanying notes are an integral part of these consolidated statements.

                          CAKEWALK LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                         1998           1997
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $(1,780,062)   $(1,490,772)
   Adjustments to reconcile net loss to net cash used in operating activities-
       Depreciation and amortization                                   1,103,372        450,687
       Non-cash interest expense and other financing costs                86,860             --
       Increase in reserve for returns                                    60,549         30,000
       (Increase) decrease in receivables                             (1,506,238)       (58,625)
       Decrease (increase) in other assets                                19,783        (12,719)
       (Increase) in inventory                                          (786,735)      (260,710)
       Decrease in royalty advances                                       26,686         61,961
       Increase in other noncurrent assets                               (29,082)            --
       Increase in payables and other current liabilities              1,252,018        540,464
       Increase in advances received                                     281,327        353,202
                                                                     -----------    -----------
           Net cash used in operating activities                      (1,271,522)      (386,512)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment                                   (21,794)       (38,752)
   Acquisition of music rights in business combination                (1,518,598)    (1,135,358)
   Acquisition of intangibles                                                 --        (39,000)
            Net cash used in investing activities                     (1,540,392)    (1,213,110)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term borrowings                                  3,000,000        735,600
   Proceeds from loan from shareholder                                        --        115,022
   Proceeds from shareholders' contribution                                   --        751,000
   Payment of long-term borrowings                                    (2,735,600)            --
   Proceeds from revolving line of credit                                677,000             --
   Proceeds from subordinated debt                                       498,850             --
   Increase in loan acquisition costs                                   (332,478)            --
   Proceeds from issuance of Class B Units                             2,500,000             --
   Costs associated with issuance of Class B Units                      (291,147)            --
   Repayment of loan due to shareholder                                 (100,000)            --
   Redemption of Class A Units                                          (470,220)            --
                                                                     -----------    -----------
            Net cash provided by financing activities                  2,746,405      1,601,622
                                                                     -----------    -----------
   Net (decrease) increase in cash                                       (65,509)         2,000
CASH, beginning of year                                                   74,410         72,410
                                                                     -----------    -----------
CASH, end of year                                                    $     8,901    $    74,410
                                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for
      lnterest                                                       $   311,708    $   207,804
      Taxes                                                               13,335         10,427

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Increase of shares in repayment of loan due
     to shareholder                                                  $   100,000             --
   Increase of shares for business acquired                              325,000             --

                 The accompanying notes are an integral part of
                         these consolidated statements.

                          CAKEWALK LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cakewalk LLC ("Cakewalk," or the "Company") is an independent record company specializing in the catalogue or reissue segment of the recorded music industry. Cakewalk seeks to acquire classic, timeless recordings by established, world-class artists who have been underperforming or underutilized with the intention of recompiling, repackaging, remarketing and ultimately selling music compact discs.

Property, Equipment and Depreciation

Propertv and equipment are carried at cost, less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which approximates 5 to 7 years.

Royalty Advances

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 50, "Financial Reporting in the Record and Music Industry," advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer.

Product Masters

Product masters, which primarily include the Company's catalogue of sound recordings and copyrights, are amortized over their future estimated useful lives, using a method that reasonably relates to the amount of net revenue expected to be realized.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and accounts are eliminated in consolidation.

Licensing Advances

Licensing advances represent the balance of advances received less revenues earned in connection with licensing agreements.

Inventory

Inventory consists of compact discs, packaging and inserts and is valued at the lower of cost or market, determined on a first-in, first-out basis, or net realizable value. The cost of finished goods includes all direct product costs.

Income Taxes

The Company is a limited liability company taxed as a partnership for federal and state income tax purposes and, as a result, its earnings are taxable directly to the members.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

The Company's policy is to record long-lived assets at cost, amortizing these costs over the expected useful lives of the related assets. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," these assets are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be realizable. Furthermore, the assets are evaluated for continuing value and proper useful lives by comparison to expected future cash flows. For the years ended December 31, 1998 and 1997, there was no material impairment of the long-lived assets of the Company.

Revenue Recognition

Income from the sale of compact discs is recognized upon shipment to the customer. However, in accordance with industry practice, substantially all sales are made with return privileges. The Company provides for estimated future returns by establishing a provision for sales returns.

License income is recognized proportionately over the term of the license agreement or on the basis of actual sales of the license, whichever results in the higher amount.

2. PROPERTY AND EQUIPMENT

Property and equipment as of December 31. 1998 and 1997, comprise of the following:

                                                         1998            1997
                                                      --------        --------
      Office furniture and fixtures                    $ 13,486        $ 12,430
      Equipment                                          62,792          42,054
                                                       --------        --------
                                                         76,278          54,484
       Less- Accumulated depreciation                   (31,496)        (12,372)
                                                       --------        --------
                                                       $ 44,782        $ 42,112
                                                       ========        ========

For the years ended December 31, 1998 and 1997, depreciation expense amounted to $19,124 and $12,039, respectively.

3. LONG-TERM DEBT

At December 31, 1998, long-term debt consists of the following:

      Term loan (a)                                       $ 3,000,000
      Subordinated debt (b)                                   517,418
                                                          -----------
                 Total long-term and subordinated debt    $ 3,517,418
                                                          ===========

      (a) In February 1998, the Company refinanced its existing credit agreement and entered into another credit agreement for a $3,000,000 term loan facility (the "Term Loan") and a $700,000 revolving credit facility (the "Revolver," and collectively, the "Credit Agreement"). The Credit Agreement also included a $250,000 sub-allotment for letters of credit. The Term Loan and the Revolver bore an interest rate equal to the Euro Basic Rate plus 3.25%. Each of the facilities provided under the Credit Agreement matured on December 31, 2000 and required the Company to comply with specified covenants and certain financial ratios. At December 31, 1998, the Company was not in compliance with the required Earnings Before Interest, Taxes, Depreciation and Amortization covenant.

            In July 1999, through its newly created wholly owned subsidiary Cakewalk BRE LLC, the Company refinanced the Credit Agreement and entered into a new credit agreement for $5.5 million (the "$5.5 Million Credit Agreement"). The $5.5 Million Credit Agreement bears interest at 10.09% and matures June 2009. The $5.5 Million Credit Agreement requires the Company to maintain certain financial ratios. For the period July 15, 1999 through June 15, 2000, the Company is required to make monthly payments of interest only; commencing July 15, 2000, the Company will make 107 equal monthly installment payments of principal and interest in the amount of $77,701. In conjunction with the $5.5 Million Credit Agreement, the Company issued warrants to the lender to purchase up to 15% of the equity of the Company calculated on a fully diluted basis. See Subsequent Event note 9.

            In accordance with SFAS No. 6, "Consolidated Classification of Short-Term Obligations Expected to Be Refinanced," as a result of the refinancing discussed above, $1.4 million due in 1999 under the Credit Agreement has been classified as Long-Term Debt - Noncurrent in the accompanying Balance Sheets.

      (b) In August 1998. the Company issued promissory notes totaling $498,850 to its existing shareholders (collectively the "Promissory Notes"). The Promissory Notes, which are subordinated to the credit facilities described above, have a stated interest rate of 10% and mature in August 2001. The Company also issued 1,995,400 warrants to its existing shareholders on a pro rata basis based upon each individual shareholder's then current percentage ownership of the Company. Immediately subsequent to the issuance of the warrants, each individual shareholder's percentage ownership of the Company remained unchanged. As a result, no value has been assigned to the warrants in the accompanying financial statements. Consequently, the Company recorded a discount on the Promissory Note of approximately $68,000, based upon a fair value interest rate of 15%. In accordance with the terms of the Promissory Notes, interest expense due to the holders of the notes that has not been paid increases the principal amount of the Promissory Notes. At December 31, 1998, approximately $18,600 of accrued interest expense was added to the face of the Promissory Notes in the accompanying Consolidated Balance Sheets. In June 1999, the Company repaid $271,354, in principal and interest to the Promissory Note holders.

            Interest expense for the years ended December 31, 1998 and 1997 was $413,407 and $254,637, respectively.

At December 31, 1998, future principal payments of long-term debt were approximately as follows:

                1999                                     $       --
                2000                                      3,000,000
                2001                                        498,850
                                                         ----------
                                                         $3,498,850
                                                         ==========

4. COMMITMENTS

The Company leases its office space at an annual rental of $51,012. The lease expires April 30, 2001.

Minimum rental commitments on the Company's noncancelable operating lease at December 31, 1998, are as follows:

                1999                                       $ 42,282
                2000                                         42,282
                2001                                         98,658
                                                           --------
                                                           $183,222
                                                           ========

5. PRODUCT MASTERS AND COPYRIGHTS

Other assets consist of the following at December 31, 1998 and 1997 (000's omitted):

                                                            1998          1997
                                                          -------       -------
            Muse-Landmark                                 $ 3,573       $ 3,573
            Tom Jones                                         920           920
            Judy Garland                                    1,654           210
            Night Eagle                                        75            --
                                                          -------       -------
                                                            6,222         4,703
            Less-Accumulated amortization                  (1,497)         (480)
                                                          -------       -------
                                                          $ 4,725       $ 4,223
                                                          =======       =======

6. CHANGE IN DISTRIBUTOR

On December 31, 1997, the Company discontinued its domestic distribution agreement with MS Distributing and entered into a new two-year domestic distribution agreement with Ryko Distribution Partners on January 1, 1998. Under the new agreement, Ryko Distribution Partners charge selling expenses and distribution fees separately.

7. ACQUISITIONS

In February 1998, the Company issued Class A Units valued at $325,000 to acquire 100% of the outstanding shares of Cakewalk Productions and Productions II (collectively the "Affiliates"). Prior to the Company's acquisition of the Affiliates, the Affiliates were 100% owned by a shareholder of the Company. Where applicable, the net assets of the Affiliates were recorded at their respective fair market values.

8. CONVERSION OF MEMBERSHIP INTERESTS

Effective February 13, 1998 (the "Effective Date"), the Company amended and restated its operating agreement. In conjunction therewith, the membership interests of the Company's owners were converted into Class A Units and Class B Units. Class A Units represent all membership interests outstanding immediately prior to the Effective Date; Class B Units represent the aggregate 1,111,111 shares issued at $2.25 per share.

9. SUBSEQUENT EVENT

On November 16, 1999, the Company contributed substantially all assets and liabilities of the Company to 32 Records LLC, a newly formed, wholly-owned subsidiary of CD Beat.com Inc. ("CDBeat"), in exchange for approximately 46% of the issued and outstanding shares of common stock of CDBeat, a development stage company that intends to provide branded, interactive information and programming as well as merchandise to music enthusiasts over the Internet. The Company received, and subsequently distributed to its members, an aggregate of 8,307,785 shares of common stock of CDBeat. In conjunction with this business combination, the warrants issued with the $5.5 Million Credit Agreement were revised such that they are exercisable for an aggregate of 1,466,080 shares of common stock of CDBeat.

                          CAKEWALK LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999

                                   (unaudited)

                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                        $   781,944
   Accounts receivable, net                                           1,794,217
   Other receivables                                                     56,541
   Inventory                                                          1,469,511
   Royalty advances                                                      73,567
   Prepaid expenses and other current assets                                 --
                                                                    -----------
            Total current assets                                      4,175,780
                                                                    -----------

PROPERTY AND EQUIPMENT:
   Furniture and fixtures, net                                            7,858
   Equipment, net                                                        21,116
                                                                    -----------
           Total property and equipment, net                             28,974
                                                                    -----------

OTHER ASSETS (Note 5):
   Product masters and copyrights, net of accumulated
     amortization of $2,510,306 in 1999                               3,711,150
   Loan acquisition costs and other intangible assets,
     net of accumulated amortization of 291,310 in 1999                 679,971
                                                                    -----------
            Total other assets                                        4,391,121
                                                                    -----------
            Total assets                                              8,595,875
                                                                    ===========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                 $   786,504
   Copyrights and artists' royalties payable                            939,547
   Licensing advances - current                                         379,007
   Other current liabilities                                             50,464
   Notes payable                                                        175,554
                                                                    -----------
           Total current liabilities                                  2,331,076

LONG-TERM DEBT - NONCURRENT                                           3,694,814

SUBORDINATED DEBT:
   Notes payable to shareholders                                        278,196
       Less- unamortized discount                                        21,290
                                                                    -----------
            Note payable less unamortized discount                      256,906
                                                                    -----------
            Total noncurrent liabilities                              3,951,720
                                                                    -----------
            Total liabilities                                         6,282,796
                                                                    -----------

COMMITMENTS (Note 4)

MEMBER'S EQUITY:
   Class A Units                                                      2,609,678
   Class B Units                                                      2,208,853
   Warrants                                                           1,851,473
   Discount on subordinated debt                                         67,925
   Accumulated deficit                                               (4,424,850)
                                                                    -----------
           Total members' equity                                      2,313,079
                                                                    -----------
           Total liabilities and members' equity                    $ 8,595,875
                                                                    ===========

 The accompanying notes are an integral part of this consolidated balance sheet.

                          CAKEWALK LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                   (unaudited)

                                                       1999             1998
                                                   -----------      -----------
NET SALES                                          $ 5,075,044      $ 2,491,683
COST OF SALES                                        2,157,808        1,132,912
                                                   -----------      -----------
            Gross profit                             2,917,236        1,358,771
                                                   -----------      -----------
SELLING EXPENSES                                     1,035,373          521,274
GENERAL AND ADMINISTRATIVE EXPENSES                  1,362,766        1,221,556
DEPRECIATION AND AMORTIZATION                        1,094,607          867,861
                                                   -----------      -----------
                                                     3,492,746        2,610,691
                                                   -----------      -----------
          Loss from operations                        (575,510)      (1,251,920)
INTEREST EXPENSE, net                                  637,917          281,357
                                                   -----------      -----------
NET (LOSS) BEFORE EXTRAORIDNARY ITEMS               (1,213,427)      (1,533,277)

EXTRAORDINARY ITEM ON LOAN EXTINGUISHMENT              660,166               --
                                                   -----------      -----------

NET (LOSS)                                         $  (553,261)     $(1,533,277)
                                                   ===========      ===========

  The accompanying notes are an integral part of these consolidated statements.

                          CAKEWALK LLC AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                   (unaudited)

                                               Members'                               Discounted on                     Total
                                             Contributed     Class A         Class B   Subordinated   Accumulated      Members'
                                               Capital         Units          Units        Debt         Deficit         Equity
                                             -----------    -----------    ----------   ----------    -----------    -----------
BALANCE, December 31, 1997                   $ 2,602,000    $        --    $       --   $       --    $(2,091,527)   $   510,473
  Conversion of shareholders' loan to
    capital contribution                          52,898             --            --                          --         52,898
  Conversion of members' contributed
    capital to Class A Units                  (2,654,898)     2,654,898            --                          --             --
  Issuance of Class A Units in acquisition
    of affiliate entities                             --        325,000            --                          --        325,000
  Issuance of Class A Units in repayment
    of loan due to shareholder                        --        100,000            --            --            --        100,000
  Issuance of Class B Units, net of
    issuance costs                                    --             --     2,208,853            --            --      2,208,853
  Redemption of Class A Units                         --       (470,220)           --                          --       (470,220)
  Discount on subordinated date based
    on imputed interest rate of 15%                   --             --            --        67,925            --         67,925
  Net loss                                            --             --            --            --    (1,533,277)    (1,533,277)
                                             -----------    -----------    ----------   ----------    -----------    -----------
BALANCE, September 30, 1998                  $        --    $ 2,609,678    $2,208,853   $    67,925   $(3,624,804)   $ 1,261,652
                                             ===========    ===========    ==========   ===========   ===========    ===========

  The accompanying notes are an integral part of this consolidated statement.

                          CAKEWALK LLC AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (unaudited)

                                                                                        Discounted                       Total
                                                  Class A      Class B                 Subordinated    Accumulated      Members'
                                                   Units        Units       Warrants       Debt          Deficit         Equity
                                                 ----------   ----------   ----------   -----------    -----------    -----------
BALANCE, December 31, 1998                       $2,609,678   $2,208,853   $       --   $    67,925    $(3,871,589)   $ 1,014,867
 Issuance of warrants in conjunction with
   long-term debt, at fair value                         --           --    1,851,473            --             --      1,851,473
 Net loss                                                --           --           --            --       (553,261)      (553,261)
                                                 ----------   ----------   ----------   -----------    -----------    -----------
BALANCE, September 30, 1999                      $2,609,678   $2,208,853   $1,851,473   $   67,925     $(4,424,850)   $ 2,313,079
                                                 ==========   ==========   ==========   ===========    ===========    ===========

  The accompanying notes are an integral part of this consolidated statement.

                          CAKEWALK LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                   (unaudited)

                                                                                    1999           1998
                                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $  (553,261)   $(1,533,276)
  Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                1,094,607        867,861
     Non-cash interest expense and other financing costs                            256,545         55,686
     Increase in reserve for returns                                                 57,020         19,583
     Increase in receivables                                                       (383,463)      (823,819)
     Decrease in other assets                                                         7,262         27,045
     Increase in inventory                                                         (422,066)      (827,557)
     Decrease in royalty advances                                                    (9,162)       (18,505)
     Increase in payables and other current liabilities                              93,066        947,906
     (Decrease) increase in advances received                                      (350,522)        48,566
                                                                                -----------    -----------
          Net cash used in operating activities                                    (209,974)    (1,236,510)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture and equipment                                                  (853)       (17,458)
  Acquisition of music rights in business combination                                    --     (1,412,098)
                                                                                -----------    -----------
           Net cash used in investing activities                                       (853)    (1,429,556)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in partners' contributions                                                    --        477,898
  Proceeds from long-term borrowings                                             2,500,000        264,400
  (Payment of) proceeds from revolving line of credit                              (677,000)       472,971
  (Payment of) proceeds from subordinated debt                                     (239,222)       504,670
  Increase in loan acquisition costs                                               (588,178)      (354,018)
  Increase in preferred members interest                                                 --      2,500,000
  Increase in cost of members capital                                                    --       (291,147)
  Repayment of loan due to shareholder                                                   --       (512,898)
  Payment for treasury shares                                                            --       (470,220)
  Payment for notes receivable                                                      (50,000)            --
  Increase in discount on subordinated debt                                          38,270             --
                                                                                -----------    -----------
           Net cash provided by financing activities                                983,870      2,591,656
                                                                                -----------    -----------
           Net increase (decrease) in cash                                          773,043        (74,410)
CASH, beginning of period                                                             8,901         74,410
                                                                                -----------    -----------
CASH, end of period                                                             $   781,944    $        --
                                                                                ===========    -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period-
     Interest                                                                   $   329,398    $   182,590
     Taxes                                                                      $     4,774    $     3,150

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Increase of shares in repayment of loan due to shareholder                    $        --    $   100,000
  Increase of shares for business acquired                                      $        --    $   325,000
  Issuance of warrants in conjunction with long-term                            $ 1,851,473    $        --
    debt, at fair value

  The accompanying notes are an integral part of these consolidated statements.

                          CAKEWALK LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1999 AND 1998

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cakewalk LLC ("Cakewalk," or the "Company") is an independent record company specializing in the catalogue or reissue segment of the recorded music industry. Cakewalk seeks to acquire classic, timeless recordings by established, world-class artists who have been underperforming or underutilized with the intention of recompiling, repackaging, remarketing and ultimately selling music compact discs.

Property, Equipment and Depreciation

Property and equipment are carried at cost, less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which approximates 5 to 7 years.

Royalty Advances

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 50, "Financial Reporting in the Record and Music Industry," advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer.

Product Masters

Product masters, which primarily include the Company's catalogue of sound recordings and copyrights, are amortized over their future estimated useful lives, using a method that reasonably relates to the amount of net revenue expected to be realized.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and accounts are eliminated in consolidation.

Licensing Advances

Licensing advances represent the balance of advances received less revenues earned in connection with licensing agreements.

Inventory

Inventory consists of compact discs, packaging and inserts and is valued at the lower of cost or market, determined on a first-in, first-out basis, or net realizable value. The cost of finished goods includes all direct product costs.

Income Taxes

The Company is a limited liability company taxed as a partnership for federal and state income tax purposes and, as a result, its earnings are taxable directly to the members.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

The Company's policy is to record long-lived assets at cost, amortizing these costs over the expected useful lives of the related assets. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," these assets are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be realizable. Furthermore, the assets are evaluated for continuing value and proper useful lives by comparison to expected future cash flows. For the nine months ended September 30, 1999 and 1998, there was no material impairment of the long-lived assets of the Company.

Revenue Recognition

Income from the sale of compact discs is recognized upon shipment to the customer. However, in accordance with industry practice, substantially all sales are made with return privileges. The Company provides for estimated future returns by establishing a provision for sales returns.

License income is recognized proportionately over the term of the license agreement or on the basis of actual sales of the license, whichever results in the higher amount.

2. PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 1999 comprise the following:

                                                       1999
                                                    --------
         Office furniture and fixtures              $ 13,486
         Equipment                                    63,644
                                                    --------
                                                      77,130
         Less- Accumulated depreciation              (48,156)
                                                    --------
                                                    $ 28,974
                                                    ========

For the years ended September 31, 1999 and 1998, depreciation expense amounted to $16,661 and $13,211, respectively.

3. LONG-TERM DEBT

At September 30, 1999, long-term debt consists of the following:

       Term loan (a)                                           $3,694,814
       Subordinated debt (b)                                      256,906
                                                               ----------
                    Total long-term and subordinated debt      $3,951,720
                                                               ==========

      (a) In July 1999, through its newly created wholly owned subsidiary Cakewalk BRE LLC, the Company refinanced their existing credit agreement and entered into a new credit agreement for $5.5 million (the "$5.5 Million Credit Agreement"). The $5.5 Million Credit Agreement bears interest at 10.09% and matures July 2009. The $5.5 Million Credit Agreement requires the Company to maintain certain financial ratios. For the period July 15, 1999 through June 15, 2000, the Company is required to make monthly payments of interest only; commencing July 15, 2000, the Company will make 107 equal monthly installment payments of principal and interest in the amount of $77,701. In conjunction with the $5.5 Million Credit Agreement, the Company issued warrants to the lender to purchase up to 15% of the equity of the Company calculated on a fully diluted basis. In conjunction with the business combination on November 16, 1999 (see Subsequent Event Note 8), these warrants were revised such that they are exercisable for an aggregate of 1,466,080 shares of common stock of CDBeat. This fair value of these warrants calculated using the Black Scholes pricing model, is $1,851,473 and has been recognized as debt issuance costs.

      (b) In August 1998, the Company issued promissory notes totaling $498,850 to its existing shareholders (collectively the "Promissory Notes"). The Promissory Notes, which are subordinated to the credit facilities described above, have a stated interest rate of 10% and mature in August 2001. The Company also issued 1,995,400 warrants to its existing shareholders on a pro rata basis based upon each individual shareholder's then current percentage ownership of the Company. Immediately subsequent to the issuance of the warrants, each individual shareholder's percentage ownership of the Company remained unchanged. As a result, no value has been assigned to the warrants in the accompanying financial statements. Consequently, the Company recorded a discount on the Promissory Note of approximately $68,000, based upon a fair value interest rate of 15%. In accordance with the terms of the Promissory Notes, interest expense due to the holders of the notes that has not been paid increases the principal amount of the Promissory Notes. At September 30, 1999, approximately $29,000 of accrued interest expense was added to the face of the Promissory Notes in the accompanying Consolidated Balance Sheet. In June 1999, the Company repaid $271,354, in principal and interest to the Promissory Note holders.

            Interest expense for the nine months ended September 30, 1999 and 1998 was $637,917 and $281,357, respectively.

4. OTHER ASSETS

Other assets consist of the following at September 30, 1999 (000's omitted):

                                                        1999
                                                       ------
         Product Masters:
            Muse-Landmark                              $3,573
            Tom Jones                                     920
            Judy Garland                                1,653
            Night Eagle                                    75
                                                       ------
                                                        6,221
            Less- Accumulated amortization              2,510
                                                       ------
                                                       $3,711
                                                       ======

5. CHANGE IN DISTRIBUTOR

During September 1997, the Company discontinued its domestic distribution agreement with MS Distributing and entered into a new two-year domestic distribution agreement with Ryko Distribution Partners on January 1, 1998. Under the new agreement, the Company has been charged selling expenses.

6. ACQUISITIONS

In February 1998, the Company issued Class A Units valued at $325,000 to acquire 100% of the outstanding shares of Cakewalk Productions and Productions II (collectively the "Affiliates"). Prior to the Company's acquisition of the Affiliates, the Affiliates were 100% owned by a shareholder of the Company. Where applicable, the net assets of the Affiliates were recorded at their respective fair market values.

7. CONVERSION OF MEMBERSHIP INTERESTS

Effective February 13, 1998 (the "Effective Date"), the Company amended and restated its operating agreement. In conjunction therewith, the membership interests of the Company's owners were converted into Class A Units and Class B Units. Class A Units represent all membership interests outstanding immediately prior to the Effective Date; Class B Units represent the aggregate 1,111,111 shares issued at $2.25 per share.

8. SUBSEQUENT EVENT

On November 16, 1999, the Company contributed substantially all assets and liabilities of the Company to 32 Records LLC, a newly formed, wholly-owned subsidiary of CD Beat.com Inc. ("CDBeat"), in exchange for approximately 46% of the issued and outstanding shares of common stock of CDBeat, a development stage company that intends to provide branded, interactive information and programming as well as merchandise to music enthusiasts over the Internet. The Company received, and subsequently distributed to its members, an aggregate of 8,307,785 shares of common stock of CDBeat. In conjunction with this business combination, the warrants issued with the $5.5 Million Credit Agreement were revised such that they are exercisable for an aggregate of 1,466,080 shares of common stock of CDBeat.

(b) Pro Forma Financial Information. The following unaudited pro forma financial information gives effect to the Company's business combination with Cakewalk LLC, which was completed on November 16, 1999. The unaudited pro forma balance sheet gives effect to the combination of the Company and Cakewalk LLC as if such transaction had been completed on September 30, 1999. Such unaudited pro forma balance sheet is derived from the Company's unaudited balance sheet as of September 30, 1999 included in its Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999 which is incorporated herein by reference and Cakewalk's unaudited balance sheet as of September 30, 1999.

      The pro forma income statements present unaudited pro forma results of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999. For purposes of the unaudited pro forma income statements, the combination of the Company and Cakewalk LLC are included as if such transaction had been completed on the first day of the periods presented. The historical income statements for the year ended December 31, 1998 have been derived from the audited financial statements of the Company included in its Registration Statement on Form SB-2, Registration Number 333-70663 which is oncorporated herein by reference, and Cakewalk's audited income statement for the year ended December 31, 1998, and the historical income statements for the nine months ended September 30, 1999 have been derived from the unaudited financial statements of the Company included in its Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999 which is incorporated herein by reference and the unaudited income statement of Cakewalk LLC for the nine months ended September 30, 1999.

      These unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction referred to above had been in effect on the dates indicated or the results that may be obtained in the future.

                                                            Page of Form 8-K/A-1

Unaudited Pro Forma Balance Sheet as of
September 30, 1999                                                  24

Unaudited Pro Forma Income Statement for
the nine months ended September 30, 1999                            25

Unaudited Pro Forma Income Statement for
the year ended December 31, 1998                                    26

Notes to Unaudited Pro Forma Financial
Statements                                                          27

CDBEAT.COM, INC. AND CAKEWALK LLC
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1999

                                                                                                  PRO FORMA           PRO FORMA
                                            Cakewalk LLC   CDbeat.com, Inc.         COMBINED     ADJUSTMENTS         CONSOLIDATED
ASSETS
Current Assets                               $ 4,175,780   $         23,834       $ 4,199,614  $   1,000,000   (7)
                                                                                                     (50,000)  (6)   $  5,149,614
Property and equipment, net                       28,974             12,102            41,076                              41,076

Other Assets                                   4,391,121                            4,391,121      3,909,546   (3)      8,300,667
                                             ---------------------------------------------------------------         ------------

TOTAL ASSETS                                 $ 8,595,875   $        35, 936       $ 8,631,811  $   4,859,546         $ 13,491,357
                                             ===============================================================         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Current Liabilities                          $ 2,331,076   $        239,284       $ 2,570,360  $    (50, 000)  (6)   $  2,520,360

Noncurrent Liabilities                         3,951,720                            3,951,720                           3,951,720
                                             ---------------------------------------------------------------         ------------

TOTAL LIABILITIES                              6,282,796            239,284         6,522,080       (50, 000)           6,472,080
                                             ---------------------------------------------------------------         ------------

SHAREHOLDERS' EQUITY
CAKEWALK LLC- Capital
Capital                                        4,886,457                            4,886,457     (4,886,457)  (4)
Paid--in capital                               1,851,473                            1,851,473     (1,851,473)  (8)
Accumulated deficit                           (4,424,851)                          (4,424,851)     4,424,851   (9)             --
                                             -----------                            ------------------------
                                               2,313,079                            2,313,079     (2,313,079)
                                             -----------                            ------------------------

Cdbeat Shareholders' Equity
Convertible Preferred Stock, $.001 par
value, 10,000,000 shares authorized
Class C preferred stock, 50,000 shares
issued and outstanding                                                   50                50            (50)  (1)             --
                                                           -------------------------------------------------

Common stock, $.001 par value                                         4,496             4,496            500   (1)
20,000,000 shares authorized, 18,081,650                                                             (3, 049)  (2)
issued and outstanding                                                                                 8,316   (3)
                                                                                                       7,819   (7)
                                                           -------------------------------------------------
                                                                      4,496             4,496         13,586               18,082
                                                           -------------------------------------------------

Paid-in capital                                                   1,094,857         1,094,857           (450)  (1)
                                                                                                  (1,302,751)  (5)
                                                                                                    992, 181   (7)
                                                                                                   4,886,457   (4)
                                                                                                       3,049   (2)
                                                                                                   3,901,230   (3)
                                                                                                   1,851,473   (8)
                                                           -------------------------------------------------
                                                                  1,094,857         1,094,857     10,331,189           11,426,046
                                                           -------------------------------------------------

Accumulated deficit                                              (1,302,751)       (1,302,751)     1,302,751   (5)
                                                                                                (4, 424, 851)  (9)
                                                           -------------------------------------------------
                                                                 (1,302,751)       (1,302,751)   (3,122, 100)          (4,424,851)
                                                           -------------------------------------------------

TOTAL SHAREHOLDERS' EQUITY                     2,313,079          (203, 348)        2,109,731      4,909,546            7,019,277
                                             ---------------------------------------------------------------         ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 8,595,875   $         35,936       $ 8,631,811  $   4,859,546         $ 13,491,357
                                             ===============================================================         ============

CDBEAT.COM, INC. AND CAKEWALK LLC
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1999

                                                                                                PRO FORMA            PRO FORMA
                                             Cakewalk LLC  Cdbeat.com, Inc.    COMBINED        ADJUSTMENTS          CONSOLIDATED

Net Sales                                    $ 5,075,044                     $  5,075,044                           $  5,075,044

Cost of Sales                                  2,157,808                        2,157,808                              2,157,808
                                             -----------                     ------------                           ------------

Gross Profit                                   2,917,236                        2,917,236                              2,917,236
                                             -----------                     ------------                           ------------

EXPENSES
Selling                                        1,035,373                        1,035,373                              1,035,373
General and administrative                     1,362,766   $     1,179,227      2,541,993     $    586,430   (11)
                                                                                                   826,107   (12)      3,954,530
Depreciation and amortization                  1,094,607             1,515      1,096,122          586,432   (10)      1,682,554
                                             -------------------------------------------------------------          ------------
Total expenses                                 3,492,746         1,180,742      4,673,488        1,998,969             6,672,457
                                             -------------------------------------------------------------          ------------

Loss from operations                           (575, 510)       (1,180,742)    (1,756,252)      (1,998,969)           (3,755,221)

Interest expense (income), net                   637,917            (2,065)       635,852                                635,852
                                             -------------------------------------------------------------          ------------

Loss before extraordinary item                (1,213,427)       (1,178,677)    (2,392,104)      (1,998,969)           (4,391,073)

Extraordinary Item - Gain on Loan                                                                                        660,166
    Extinguishment                               660,166                          660,166
                                             -------------------------------------------------------------          ------------

Net loss                                     $  (553,261)  $    (1,178,677)  $ (1,731,938)    $ (1,998,969)         $ (3,730,907)
                                             =============================================================          ============

Loss per share:

Pro forma basic and diluted loss per share - before extraordinary item                                              $      (0.24)

Pro forma basic and diluted loss per share - extraordinary item                                                             0.03
                                                                                                                    ------------

Pro forma basic and diluted loss per share                                                                          $      (0.21)
                                                                                                                    ============

Shares used in computing pro forma basic and diluted loss per share-before
 extraordinary item, extraordinary item, and basic and diluted loss per share                                         18,081,650
                                                                                                                    ============

CDBEAT.COM, INC. AND CAKEWALK LLC
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
FOR THE YEAR ENDING DECEMBER 31, 1998

                                                                                               PRO FORMA            PRO FORMA
                               Cakewalk LLC   Cdbeat.com, Inc.               COMBINED         ADJUSTMENTS          CONSOLIDATED

Net Sales                      $  4,183,676                               $ 4,183,676                              $  4,183,676

Cost of Sales                     1,806,889                                 1,806,889                                 1,806,889
                               ------------                               -----------                              ------------

Gross Profit                      2,376,787                                 2,376,787                                 2,376,787
                               ------------                               -----------                              ------------

EXPENSES

Selling                             889,330                                   889,330                                   889,330
General and administrative        1,751,185   $      124, 813               1,875,998         $   586,430  (14)
                                                                                                  785,022  (15)       3,247,450
Depreciation and amortization     1,103,372                --               1,103,372             521,273  (13)       1,624,645
                               --------------------------------------------------------------------------          ------------
Total expenses                    3,743,887           124,813               3,868,700           1,892,725             5,761,425
                               --------------------------------------------------------------------------          ------------

Loss from operations             (1,367,100)         (124,813)             (1,491,913)         (1,892,725)           (3,384,638)

Interest expense(income), net       412,962                                      (739)            412,223               412,223
                               --------------------------------------------------------------------------          ------------

Net Loss                       $ (1,780,062)  $      (124,074)            $(1,904,136)        $ 1,892,725          $ (3,796,861)
                               ==========================================================================          ============

Pro forma basic and diluted loss per share                                                                         $      (0.21)
                                                                                                                   ============

Shares used in computing pro forma basic and diluted loss per share                                                  18,081,650
                                                                                                                   ============

                        CDBEAT.COM, INC. AND CAKEWALK LLC

               Notes to Pro Forma Financial Statements (Unaudited)

(1) Basis of Presentation

The pro forma balance sheet combines the balance sheet of Cdbeat.com, Inc. (the "Company") and Cakewalk LLC ("Cakewalk") as of September 30, 1999, assuming the business combination had been completed as of the balance sheet date. The pro forma income statement as of December 31, 1998, combines the income statement of the Company for the period from inception (May 8, 1998) until December 31, 1998 with the income statement of Cakewalk for the year ended December 31, 1998. The pro forma income statement as of September 30, 1999 combines the income statements of the Company and Cakewalk for the nine months ended September 30, 1999. Both pro forma income statements reflect the business combination as if it had occurred on the first day of the periods presented.

The historical balance sheets used in the presentation of the pro forma financial statements have been derived from the Company's and Cakewalk's unaudited financial statements as of September 30, 1999. The historical income statements for the year ended December 31, 1998, have been derived from the companies' audited financial statements, and the historical income statements for the nine months ended September 30, 1999, have been derived from the unaudited financial statements of the companies.

(2) Unaudited Pro Forma Adjustments

A description of the adjustments included in the unaudited pro forma financial statements are as follows:

      (1) Reflects the conversion of 50,000 shares of the Company's Class C Preferred Stock to 500,000 shares of the Company's Common Stock.

      (2) Reflects the surrender of 3,049,424 shares of Common Stock held by management of the Company.

      (3) Reflects the estimated fair market value of software acquired in conjunction with the business combination of the Company and Cakewalk.

      (4)   Reflects the elimination of Cakewalk's capital account.

      (5)   Reflects the elimination of the Company's accumulated deficit.

      (6) Reflects the elimination of the $50,000 loan made by Cakewalk to the Company.

      (7) Reflects the aggregate $1 million investment by Atlantis Equities, Inc. and Dylan LLC in exchange for an aggregate of 7,819,092 shares of Common Stock of the Company.

      (8) Reflects the reclassification of Cakewalk's paid-in capital to paid-in capital of the Company.

      (9) Reflects the reclassification of Cakewalk's accumulated deficit to accumulated deficit of the Company.

      (10) Reflects the amortization expense (calculated using a 5-year estimated useful life) of software acquired in conjunction with the business combination of the Company and Cakewalk.

      (11) Reflects consulting expense for options granted for 293,215 shares of Common Stock of the Company as payment for services rendered in connection with the business combination of the Company and Cakewalk.

      (12) Reflects compensation expense for options granted for 1,955,750 shares of Common Stock of the Company to an officer of the Company upon consummation of the business combination of the Company and Cakewalk.

      (13) Reflects the amortization expense (calculated using a 5-year estimated useful life) of software acquired in conjunction with the business combination of the Company and Cakewalk.

      (14) Reflects consulting expense for options granted for 293,215 shares of Common Stock of the Company as payment for services rendered in connection with the business combination of the Company and Cakewalk.

      (15) Reflects compensation expense for options granted for 1,955,750 shares of Common Stock of the Company to an officer of the Company upon consummation of the business combination of the Company and Cakewalk.

(c) Exhibits. The following Exhibits are filed herewith:

Regulation S-K
Exhibit Number
--------------

      2 (a)* Contribution Agreement, dated as of October 29, 1999 between
             CDBeat.com, Inc. and Cakewalk LLC.

      2 (b)* Amendment Agreement, dated as of November 16, 1999 by and among
             Atlantis Equities, Inc., Dylan LLC, CDBeat.com, Inc. Cakewalk LLC and 32 Records LLC.

      10* Employment Agreement, dated as of November 16, 1999 between CDBeat.com, Inc. and Robert Miller.

      23.1** Consent of Arthur Andersen LLP

      23.2** Consent of Kingery, Crouse & Hohl, P.A.

      99* Voting Agreement, dated as of November 16, 1999 between Robert Miller and Dylan LLC.

-------------------------

*     Previously filed as part of this Current Report on Form 8-K on December 1,
      1999.

**    Filed herewith.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CDBEAT.COM, INC.


                                        By: /s/ Robert Miller
                                            -----------------
                                            Robert Miller, President

Dated: January 31, 2000

                                  EXHIBIT INDEX

Regulation S-K
Exhibit Number
--------------

      2 (a)* Contribution Agreement, dated as of October 29, 1999 between
             CDBeat.com, Inc. and Cakewalk LLC.

      2 (b)* Amendment Agreement, dated as of November 16, 1999 by and among Atlantis Equities, Inc., Dylan LLC, CDBeat.com, Inc. Cakewalk LLC and 32 Records LLC.

      10* Employment Agreement, dated as of November 16, 1999 between CDBeat.com, Inc. and Robert Miller.

      23.1** Consent of Arthur Andersen LLP

      23.2** Consent of Kingery, Crouse & Hohl, P.A.

      99* Voting Agreement, dated as of November 16, 1999 between Robert Miller and Dylan LLC.

-------------------------

*     Previously filed as part of this Current Report on Form 8-K on December 1,
      1999.

**    Filed herewith.